EXHIBIT 24.1
POWER OF ATTORNEY
               KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Celanese Corporation, which is to file with the Securities and Exchange Commission (SEC) a Registration Statement on Form S-3 (Registration Statement), hereby constitutes and appoints David N. Weidman, Steven M. Sterin and Christopher W. Jensen, and each of them, as his or her true and lawful attorneys-in-fact and agents, each of whom may act without joinder of the other, and each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign, or cause to be signed electronically, the Registration Statement and any and all post-effective amendments and supplements to the Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to the Registration Statement, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
               This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.

Signature	Title	Date

/s/ David N. Weidman David N. Weidman	Chairman and Chief Executive Officer (Principal Executive Officer); Director	April 21, 2011

/s/ Steven M. Sterin Steven M. Sterin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 21, 2011

/s/ Christopher W. Jensen Christopher W. Jensen	Senior Vice President, Finance (Principal Accounting Officer)	April 21, 2011

/s/ James E. Barlett James E. Barlett	Director	April 21, 2011

/s/ David F. Hoffmeister David F. Hoffmeister	Director	April 21, 2011

/s/ Martin G. McGuinn Martin G. McGuinn	Director	April 21, 2011

/s/ Paul H. O’Neill Paul H. O’Neill	Director	April 21, 2011

/s/ Mark C. Rohr Mark C. Rohr	Director	April 21, 2011

/s/ Daniel S. Sanders Daniel S. Sanders	Director	April 21, 2011

/s/ Farah M. Walters Farah M. Walters	Director	April 21, 2011

/s/ John K. Wulff John K. Wulff	Director	April 21, 2011